Exhibit 99.1

April 18, 2013

Net Element Releases Open Letter to Shareholders

Newly named CEO, Oleg Firer outlines strategy and executive direction for growth

MIAMI--(BUSINESS WIRE)--Net Element International (NASDAQ: NETE), a technology-driven group specializing in electronic commerce and mobile payment processing, releases the following letter to Shareholders from the Company’s CEO, Oleg Firer:

Dear Net Element Shareholders,

It’s a pleasure to write my first letter to you as Net Element’s Chief Executive Officer.

As CEO, my primary responsibility is to deliver shareholder value and to ensure the ongoing success of our company. Additionally, my charge is to keep shareholders abreast of new developments, challenges and opportunities. These are roles that I am honored and humbled to have. Our management team is constantly reminded of your enduring support, and I wish to personally thank you for your patience, open-mindedness and commitment that has been, and will continue to be, essential to Net Element’s success in the months and years ahead.

Our goal is to build the leading mobile payments, transaction processing and electronic content monetization company. We believe that the forecasted increase in the use of mobile phones and non-cash forms of payments at the point-of-sale, combined with our sales and marketing approaches will continue to present the company with significant growth opportunities in the U.S., Russia and emerging countries. Additionally, we intend to further develop and continue to grow Net Element’s content monetization business. Although we intend to continue to pursue organic growth, we may also expand our customer base or gain access to other target markets by strategic acquisitions of complementary businesses, products or technologies.

I am fully aware that the delivery of positive results is the ultimate measuring stick of any company, and I am confident that 2013 is the year we will deliver results. You will see strategic relationships, further commercialization and a more transparent company; you will also see a driven management team with a dedicated pursuit of creating shareholder value. We know that the company’s success is not only dependent on internal management and we appreciate the support of our partners, customers and shareholders. With your continued support, we will relentlessly endeavor towards turning innovation into convention, technology into profitability, and vision into reality. Our entire management team will work tirelessly to keep you informed, engaged, and proud to be a Net Element shareholder.

Thank you for the opportunity to lead this great company.

Warm Regards,

Oleg Firer

Chief Executive Officer

Net Element International

ofirer@netelement.com

About Net Element International (NETE)

Net Element International (NETE) is a global technology-driven group specializing in electronic commerce, mobile payments and transactional services. The company owns and operates a global mobile payments and transaction processing provider, TOT Group, as well as several popular content monetization verticals. Together with its subsidiaries, Net Element International enables ecommerce and content-management companies to monetize their assets in ecommerce and mobile commerce environments. Its global development centers and high-level business relationships in the United States, Russia and Commonwealth of Independent States strategically position the company for continued growth. The company has U.S. headquarters in Miami and international headquarters in Moscow. More information is available at www.netelement.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “goal,” “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the extent that Net Element International is able to build the leading mobile payments, transaction processing and/or electronic content monetization company; the extent that Net Element International’s payment processing business recognizes and/or realizes upon growth opportunities in the U.S., Russia and/or emerging countries; the extent that Net Element International’s content monetization business further develops and/or grows; whether Net Element International delivers positive results, strategic relationships and/or further commercialization in 2013; whether Net Element International’s operations become profitable; and whether Net Element International or its business continues to grow. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element International and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element International’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element International’s ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element International’s ability to successfully expand in existing markets and enter new markets; (iv) Net Element International’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element International’s business; (viii) changes in government licensing and regulation that may adversely affect Net Element International’s business; (ix) the risk that changes in consumer behavior could adversely affect Net Element International’s business; (x) Net Element International’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element International with the Securities and Exchange Commission. Net Element International anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element International assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Source: Net Element

Contact:

Net Element

Media Relations

Dan Bruck, 305-507-8808

dbruck@netelement.com

www.netelement.com